UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 26, 2007 (August 30, 2007)

ADMIRALTY HOLDING COMPANY

(Exact name of registrant as specified in charter)

Colorado	000-7501	83-0214117
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

3455 Peachtree Road, N.E.
Suite 560
Atlanta, GA 30326

(Address of principal executive offices)

(404) 995-6616

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Changes in Registrant’s Certifying Accountants.

On November 26, 2007, Admiralty Holding Company (the “Company”) engaged Tauber & Balser, P.C. (“T & B”) to be its new independent registered public accounting firm. Prior to this engagement, the Company did not consult T & B on any of the matters referenced in Item 304(a)(2) of Regulation S-B. Specifically, prior to engaging T & B, the Company had not consulted T & B regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements or a reportable event, nor did the Company consult with T & B regarding any disagreements with its prior auditor on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports. Further, the Company did not discuss any past disagreements with any prior auditors with T & B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADMIRALTY HOLDING COMPANY

Date: November 28, 2007	By:	/s/ Herbert C. Leeming
Herbert C. Leeming, Chief Executive Officer